Exhibit 10.7A
AMENDMENT NO. 1 TO UNSECURED REVOLVING CREDIT AGREEMENT
This AMENDMENT NO. 1 TO UNSECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) is dated as of December 30, 2025, by and among Sunrise Realty Trust, Inc., a Maryland corporation (the “Borrower”), the Lenders party hereto constituting all Lenders, and SRT Finance LLC, a Delaware limited liability company (the “Agent”, and together with Borrower and the Lenders, collectively, the “Parties” and, each individually, a “Party”).
WHEREAS, the Parties have entered into that certain Unsecured Revolving Credit Agreement, dated as of December 9, 2024 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Parties desire to amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, pursuant to Section 7.2 of the Credit Agreement, subject to the exceptions set forth therein, the Agent, the Required Lenders and the Borrower may enter into amendments to the Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
Section 1.    Definitions. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement.
Section 2.    Amendment to the Credit Agreement. The Credit Agreement is hereby amended by amending and restating Section 2.8 in its entirety as follows:
“2.8    Quarterly Fee. Commencing on January 1, 2026, the Borrower shall pay to Agent in cash, for the ratable account of the Lenders, a quarterly fee in an amount equal to one quarter of one percent (0.25%) of the aggregate Loan Commitment of all Lenders on such date, due and payable on the first Business Day of each calendar quarter; provided that the fee due and payable on April 1, 2028 shall be pro rated on the basis of a year of 360 days for the actual number of days elapsed from and including April 1, 2028 until and excluding May 31, 2028.”
Section 3.    Entire Agreement. This Amendment constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein. All previous documents, undertakings and agreements, whether verbal, written or otherwise, between the Parties with respect to the subject matter of this Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment. This Amendment shall be binding upon and inure to the benefit of the Parties hereto.

Section 4.    Limited Effect. The foregoing amendment is limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this Amendment and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the Credit Agreement. Except as expressly provided herein, (i) nothing herein shall limit in any way the rights and remedies of each Party under the Credit Agreement and (ii) the terms and conditions of the Credit Agreement remain in full force and effect and are hereby ratified and affirmed.
Section 5.    Incorporation by Reference. Sections 7.5 (Governing Law), 7.6 (Counterparts; Integration), 7.8 (Severability) and 7.9 (Venue; Waiver of Jury Trial), of the Credit Agreement hereby are incorporated by reference as if fully set forth in this Amendment mutatis mutandis.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed as of the date first set forth above.
SUNRISE REALTY TRUST, INC.,
as Borrower

By: /s/ Brian Sedrish
Name: Brian Sedrish
Title: Chief Executive Officer

[Signature Page to Amendment No. 1]

SRT FINANCE LLC,
as Agent
By: /s/ Leonard M. Tannenbaum
Name: Leonard Tannenbaum
Title: Authorized Signatory

SRT FINANCE LLC,
as Lender
By: /s/ Leonard M. Tannenbaum
Name: Leonard Tannenbaum
Title: Authorized Signatory

[Signature Page to Amendment No. 1]